UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 17, 2008

                          PERF-GO GREEN HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                   333-141054               20-3079717
 (State or Other Jurisdiction     (Commission File        (I.R.S. Employer
      of Incorporation)               Number)           Identification Number)

                   645 Fifth Avenue, New York, New York 10022
               (Address of principal executive offices) (zip code)

                                 (212) 848-0253
              (Registrant's telephone number, including area code)

-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01 Other Events


     We have recently been made aware that promotional brochures published by Hototc.com, Stockegg.com and Streetinsider.com and paid for or distributed by Universal Management Services and Xtreme Internet Advertising respecting us, our operations, and predictions concerning the future price of our common stock have been distributed via email and facsimile.

     We have no relationship with Universal Management Services, Xtreme Internet Advertising, Hototc.com, Stockegg.com, Streetinsider.com or those entities publications and have not engaged Universal Management Services, Xtreme Internet Advertising, Hototc.com, Stockegg.com, Streetinsider.com or any other person or entity to prepare such brochures. Further, we have never approved, authorized or endorsed such brochures. Other persons may have published similar brochures or articles on us or may publish similar materials in the future without our knowledge, authorization or approval.

     Accordingly, our shareholders, together with prospective investors and all persons looking to learn about us, our prospects, and our present and proposed operations, should not rely on such persons, publications or articles. In evaluating us and our prospects, reliance should be placed on the periodic and other filings we make with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

None.

(b) Pro forma financial information.

None.

(c) Exhibits

None.



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


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Perf-Go Green Holdings, Inc.


June 18, 2008                   By:/s/ Anthony Tracy
                                  ---------------------------------
                                   Anthony Tracy
                                   President




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